                                                                    EXHIBIT 4.10


                         WESTERN GAS RESOURCES, INC.,
                                  As Issuer,

                           THE SUBSIDIARY GUARANTORS
                          Named on Schedule I hereto

                                      AND

                  CHASE BANK OF TEXAS, NATIONAL ASSOCIATION,
                                  As Trustee



                         FIRST SUPPLEMENTAL INDENTURE


                         Dated as of October 19, 1999



                         Supplementing the Indenture,
                       Dated as of June 15, 1999, among
                       Western Gas Resources, Inc., the
                         Guarantors named therein and
                  Chase Bank of Texas, National Association,
                                  as Trustee




                                 $155,000,000

                    10% SENIOR SUBORDINATED NOTES DUE 2009

    THIS FIRST SUPPLEMENTAL INDENTURE, dated as of October 19, 1999 (the "First Supplemental Indenture"), is by and among (i) WESTERN GAS RESOURCES, INC., a Delaware corporation (the "Company"), as issuer of the 10% Senior Subordinated Notes due 2009 (the ,'Notes"), (ii) each of the Subsidiaries of the Company set forth on Schedule I hereto and each of the Company's Subsidiaries which becomes a guarantor of the Notes in compliance with Section 9.16 of the Original Indenture referred to herein in which such Subsidiary agrees to be bound by the terms of the Original Indenture, as guarantors of the Company's obligations under the Original Indenture and the Notes (each, a "Guarantor"), and (iii) Chase Bank of Texas, National Association, as trustee (the "Trustee").

    WHEREAS, the Company, the Guarantors as of June 15, 1999 (the "Issue Date") and the Trustee heretofore executed and delivered an Indenture, dated as of June 15, 1999 (the "Original Indenture"); and

    WHEREAS, pursuant to the Original Indenture the Company issued and the Trustee authenticated and delivered $155 million aggregate principal amount of the Notes, which Notes were guaranteed by each of the Company's Subsidiaries set forth in clause (1) of the definition of "Guarantors" in the Original Indenture; and

    WHEREAS, on August 4, 1999, the Company's subsidiary, MGTC, Inc., a Wyoming Corporation ("MGTC"), a Restricted Subsidiary (as defined in the Original Indenture), obtained approval from the Wyoming Public Service Commission to execute guarantees in respect of the Company's obligations under certain Senior Debt (as defined in the Original Indenture) of the Company; and as a result of such approval, MGTC's guarantees under such Senior Debt, were issued; and

    WHEREAS, Section 9.16 of the Original Indenture provides that each Restricted Subsidiary of the Company be a Guarantor for so long as such Restricted Subsidiary has outstanding any Guarantees with respect to the Senior Debt; and

    WHEREAS, Section 12.08 of the Original Indenture provides that each domestic Subsidiary which is required to become a Guarantor pursuant to Section 9.16 thereof shall promptly execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary shall become a Guarantor thereunder; and

    WHEREAS, this First Supplemental Indenture has been duly authorized by all necessary corporate action on the part of the Company and the Guarantors.

    NOW, THEREFORE, the Company, the Guarantors listed on Schedule I hereto and the Trustee agree as follows for the equal and ratable benefit of each other and the Holders of the Notes:

                                   ARTICLE I
                            ADDITION OF GUARANTORS

    SECTION 1.1. Addition of Guarantor.  MGTC hereby expressly agrees to issue a
                 ----------------------
Subsidiary Guarantee and to be bound as, and assume the obligations of, a Guarantor under the Original Indenture.

    SECTION 1.2. Trustee's Acceptance.  The Trustee hereby accepts this First
                 ---------------------
Supplemental Indenture and agrees to perform the same under the terms and conditions set forth in the Original Indenture.



                                  ARTICLE II
                                 MISCELLANEOUS

    SECTION 2.1.  Effect of Supplemental Indenture.  Upon the execution and
                  ---------------------------------
delivery of this First Supplemental Indenture by the Company, the Guarantors listed in Schedule I hereto and the Trustee, the Original Indenture shall be supplemented in accordance herewith, and this First Supplemental Indenture shall form a part of the Original Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered under the Original Indenture shall be bound thereby.

    SECTION 2.2.  Original Indenture Remains in Full Force and Effect. Except as
                  ----------------------------------------------------
supplemented hereby, all provisions in the Original Indenture shall remain full force and effect.

    SECTION 2.3.  Original Indenture and Supplemental Indenture Construed
                  -------------------------------------------------------
Together. This First Supplemental Indenture is an indenture supplemental to and
---------
in implementation of the Original Indenture, and the Original Indenture and this First Supplemental Indenture shall henceforth be read and construed together.

    SECTION 2.4.  Confirmation and Preservation of Original Indenture.  The
                  ----------------------------------------------------
Original Indenture as supplemented by this First Supplemental Indenture is in all respects confirmed and preserved.

    SECTION 2.5.  Conflict with Trust Indenture Act.  If any provision of this
                  ----------------------------------
First Supplemental Indenture limits, qualifies or conflicts with a provision which is required to be included in this First Supplemental Indenture by the Trust Indenture Act of 1939 (the "TIA"), the latter provision shall control. If any provision of this First Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to the Original Indenture as so modified or to be excluded by this First Supplemental Indenture, as the case may be.

    SECTION 2.6.  Severability. In case any provision in this First Supplemental
                  -------------
Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

    SECTION 2.7.  Terms Defined in the Original Indenture. All capitalized terms
                  ----------------------------------------
not otherwise defined herein shall have the meanings ascribed to them in the Original Indenture.

    SECTION 2.8.  Headings.  The Article and Section headings of this First
                  ---------
Supplemental Indenture are for convenience only and shall not affect the construction hereof.

    SECTION 2.9.  Benefits of First Supplemental Indenture, etc. Nothing in this
                  ----------------------------------------------
First Supplemental Indenture or the Notes, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under the Original Indenture or this First Supplemental Indenture.

    SECTION 2.10. Successors and Assions.  All covenants and agreements in this
                  -----------------------
First Supplemental Indenture by the Company and the Guarantors in this First Supplemental Indenture and the Notes, as applicable, shall bind their successors and assigns, whether so expressed or not. All agreements of the Trustee in this First Supplemental Indenture shall bind its successors.

    SECTION 2.11. Trustee Not Responsible for Recitals.  The recitals contained
                  -------------------------------------
herein shall be taken as the statements of the Company and the Guarantors, and the Trustee assumes no responsibility for their correctness. The Trustee shall have no liability for the validity or sufficiency of this First Supplemental Indenture.

    SECTION 2.12. Certain Duties and Responsibilities of the Trustee.  In
                  ---------------------------------------------------
entering into this First Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Original Indenture relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.

    SECTION 2.13. Governing Law.   THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE
                  --------------
GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF).

    SECTION 2.14. No Recourse Against Others.  No director, officer, employee,
                  ---------------------------
incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, the Original Indenture, this First Supplemental Indenture, the Subsidiary Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the Cormmission that such a waiver is against public policy.

    SECTION 2.15. MultiPle Oriainals.  The parties may sign any number of copies
                  -------------------
of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this First Supplemental Indenture. The First Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument.

      IN WITNESS WHEREOF, the parties have caused this First Supplemental Indenture to be duly executed as of the date first written above.

                               WESTERN GAS RESOURCES, INC.

                               By: ____________________________
                               Name:  William J. Krysiak
                               Title: Vice President-Finance

                                    CHASE  BANK OF TEXAS, NATIONAL
                               ASSOCIATION, as Trustee

                               By: ____________________________
                               Name:  Mauri J. Cowen
                               Title: Vice President & Trust Officer

                                  GUARANTORS:
                                  -----------

                                LANCE OIL & GAS COMPANY,INC.
                                MGTC, INC.
                                MIGC, INC.
                                MOUNTAIN GAS RESOURCES, INC.
                                PINNACLE GAS TREATING, INC.
                                WESTERN GAS RESOURCES-TEXAS, INC.
                                WESTERN GAS RESOURCES-OKLAHOMA, INC.
                                WESTERN GAS WYOMING, L.L.C.


                                By: ______________________________
                                Name:   John C. Walter
                                Title: Executive Vice President



                                  Schedule I
                                  Guarantors
                                  ----------


                                Name of Subsidiary
                                ------------------

                                LANCE OIL & GAS COMPANY, INC.
                                MGTC, INC.
                                MIGC, INC.
                                MOUNTAIN GAS RESOURCES, INC.
                                PINNACLE GAS TREATING, INC.
                                WESTERN GAS RESOURCES - TEXAS, INC.
                                WESTERN GAS RESOURCES - OKLAHOMA,    INC.
                                WESTERN GAS WYOMING, L.L.C.